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Exhibit 21

Subsidiaries of Tetra Tech, Inc.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	VIRGINIA
Advent Engineering Services, Inc.	MICHIGAN
America's Schoolhouse Consulting Services, Inc.	NEW YORK
America's Schoolhouse Council, LLC	NEW YORK
ARD, Inc.	VERMONT
Ardaman & Associates, Inc.	FLORIDA
BAS Construction Co.	CALIFORNIA
BAS Landfill Gas Limited Partnership	ARIZONA
BAS Construction, L.P.	CALIFORNIA
Bryan A. Stirrat & Associates	CALIFORNIA
Clancy Environmental Consultants, Inc.	VERMONT
Cosentini Associates, Inc.	NEW YORK
Delaney Crushed Stone Products, Inc.	NEW YORK
EBA Engineering Consultants Ltd.	CANADA
Engineering Management Concepts, Inc.	CALIFORNIA
EWD Consulting Corp.	CANADA
GeoTrans, Inc.	VIRGINIA
Hartman & Associates, Inc.	FLORIDA
Haselwood Enterprises, Inc.	TENNESSEE
INCA Engineers, Inc.	WASHINGTON
Integrated Justice Systems International, LLC	DELAWARE
IP3 Afrique, LLC	SENEGAL
IP3 Mena, LLC	EGYPT
Kiggiak-EBA Consulting Ltd.	CANADA
Mideast Construction LLC	DELAWARE
Millennium—IP3 Partners, LLC	DELAWARE
Nehtruh-EBA Consulting Ltd.	CANADA
Segura/IP3 Partners, LLC	DELAWARE
Taheel Tetra Tech L.L.C.	SAUDI, ARABIA
Tetra Tech Alaska, L.L.C.	ALASKA
Tetra Tech Argentina S. A.	ARGENTINA
Tetra Tech Australia Pty. Ltd.	AUSTRALIA
Tetra Tech (Beijing) Consultancy Company Limited	CHINA
Tetra Tech Bioenergy, LLC	DELAWARE
Tetra Tech Canada Construction Inc.	CANADA
Tetra Tech Canada Construction LP	CANADA
Tetra Tech Canada Construction LP #2	CANADA
Tetra Tech Canada Holding Corporation	CANADA
Tetra Tech Cape Canaveral, LLC	FLORIDA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Construction Services, Inc.	COLORADO
Tetra Tech EC (Mass.) Corporation	MASSACHUSETTS
Tetra Tech EC (Ohio) Corporation	DELAWARE
Tetra Tech EC, Inc.	DELAWARE
Tetra Tech Electric, Inc.	NEW JERSEY
Tetra Tech ENE China Ltd.	CHINA
Tetra Tech ENE, Inc.	DELAWARE
Tetra Tech EM Inc.	DELAWARE

NAME	JURISDICTION OF FORMATION
Tetra Tech ES, Inc.	DELAWARE
Tetra Tech ES India Ltd.	INDIA
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech Facilities Construction, LLC	NEW JERSEY
Tetra Tech Holding LLC	DELAWARE
Tetra Tech IC, Inc.	CANADA
Tetra Tech India Limited	INDIA
Tetra Tech International (BVI) Ltd.	BRITISH V. I.
Tetra Tech International, Inc.	DELAWARE
Tetra Tech International S.R.L.	PERU
Tetra Tech MA, Inc.	DELAWARE
Tetra Tech Middle East Ltd.	UNITED KINGDOM
Tetra Tech NUS, Inc.	DELAWARE
Tetra Tech NZ Limited	NEW ZEALAND
Tetra Tech RAC Craft, LLC	DELAWARE
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Tesoro, Inc.	VIRGINIA
Tetra Tech WEC, Inc.	CALIFORNIA
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
The Delaney Group, Inc.	NEW YORK
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, LLC	NEW YORK
Wardrop Engineering Inc.	CANADA
Wardrop (Ghana) Ltd.	GHANA
Western Utility Cable, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Western Utility Electric, Inc.	ILLINOIS
Whalen & Company, Inc.	DELAWARE
Whalen Management Services, Co.	CANADA
Whalen Service Corps Inc.	DELAWARE

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  Exhibit 21